UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 8, 2019

SANDRIDGE MISSISSIPPIAN TRUST II
(Exact name of Registrant as specified in its charter)

Delaware	001-35508	30-0709968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 236-6555
Not applicable
(Former name, former address and former fiscal year, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of Beneficial Interest	SDR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
SandRidge Mississippian Trust II (the “Trust”) is filing this Current Report on Form 8-K/A (the “Form 8‑K/A”) for the sole purpose of amending the Item 4.01(b) disclosure in the Trust’s Current Report on Form 8‑K filed with the Securities and Exchange Commission on May 14, 2019 (the “Form 8-K”) to specify the date of the engagement of the Trust’s current independent registered public accounting firm. All other disclosures in the Form 8-K remain unchanged, and this Form 8-K/A should be read in conjunction with the Form 8-K.

ITEM 4.01.	Changes in Registrant’s Certifying Accountant.

(b)    Engagement of New Independent Registered Public Accounting Firm
As previously disclosed in the Form 8-K, on May 14, 2019, The Bank of New York Mellon Trust Company, N.A., the trustee of the Trust, approved Deloitte & Touche LLP (“Deloitte”) as the Trust’s independent registered public accounting firm for the year ending December 31, 2019, subject to Deloitte’s customary client acceptance procedures.
On June 20, 2019, the Trust engaged Deloitte as the Trust’s independent registered public accounting firm for the year ending December 31, 2019.
During the fiscal years ended December 31, 2017 and 2018, respectively, and the subsequent interim period through June 20, 2019, neither the Trust nor anyone acting on its behalf has consulted with Deloitte on any of the matters or events set forth in Item 304(a)(2)(i) or 304(a)(2)(ii) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE MISSISSIPPIAN TRUST II

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ Sarah Newell
Name: Sarah Newell
Title: Vice President
Date: June 24, 2019